Exhibit 99.1

CONTACT: AT THE COMPANY

Robert McCadden

EVP & CFO

(215) 875-0735

Heather Crowell

VP, Corporate Communications and Investor Relations

(215) 875-0735

PREIT Reports First Quarter 2013 Results

Philadelphia, PA, April 22, 2013 – Pennsylvania Real Estate Investment Trust (NYSE: PEI) today reported results for the quarter ended March 31, 2013.

“We are off to a strong start in 2013,” said Joseph F. Coradino, Chief Executive Officer. “During the quarter, we delivered strong operating results, increased the dividend on our common shares, refinanced property-level debt at lower interest rates, disposed of non-core assets improving the quality of our portfolio and, last week, refinanced our credit facility on highly favorable terms.”

The following tables set forth information regarding Funds From Operations (“FFO”) and the adjustments to FFO for the quarter ended March 31, 2013:

	Three Months Ended March 31,
(In millions, except per share amounts)	2013	2012
FFO	$24.2	$25.0
Provision for employee separation expense	1.3	—
Accelerated amortization of deferred financing costs	0.9	—
Gain on hedge ineffectiveness	(0.5)	—

FFO, as adjusted	$25.9	$25.0

	Three Months Ended March 31,
Per Diluted Share and OP Unit	2013	2012
FFO	$0.41	$0.43

FFO, as adjusted	$0.44	$0.43

Net Operating Income (“NOI”) for the quarter ended March 31, 2013 was $68.6 million, including discontinued operations, compared to $69.1 million for the quarter ended March 31, 2012. NOI from discontinued operations was $1.3 million for the quarter ended March 31, 2013 and $3.6 million for the quarter ended March 31, 2012.

Same store NOI for the quarter ended March 31, 2013 was $67.2 million, compared to $65.5 million for the quarter ended March 31, 2012. Lease termination revenue, included in same store NOI, for the quarters ended March 31, 2013 and March 31, 2012 was $153,000 and $712,000, respectively. Same store results represent results of retail properties owned for the full periods presented, excluding properties

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acquired or disposed of or classified as held for sale. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP measure are located at the end of this press release.

Net income attributable to PREIT common shareholders was $20.8 million, or $0.37 per diluted share, for the quarter ended March 31, 2013, compared to a net loss attributable to PREIT common shareholders of $10.0 million, or $0.18 per diluted share, for the quarter ended March 31, 2012.

Primary Factors Affecting Financial Results for the Quarter Ended March 31, 2013:

•	Gains on sales of discontinued operations of $33.3 million

•	Same store NOI increase of $1.7 million, or 2.6%, due to higher occupancy and rental revenues

•	Non same store NOI decrease of $2.2 million primarily related to discontinued operations

•	Interest expense decrease of $3.7 million primarily resulting from lower overall debt balances and lower average interest rates

•	General and administrative expenses decrease of $1.0 million

•	Employee separation expenses of $1.3 million

•	Dividends on preferred shares of $4.0 million

Financing Activities

During the first quarter, we refinanced mortgage loans on four mall properties in the aggregate amount of $213.1 million at an average rate of 3.93%. These new loans generated excess proceeds of approximately $18.7 million and reduced applicable interest rates by an average of 150 basis points, after giving effect to interest rate swaps and forwards entered into in connection with these loans. We also repaid the $53.2 million mortgage loan on Moorestown Mall.

After the close of the quarter, we announced the closing of our 2013 Revolving Facility, which replaces the Company’s 2010 Term Loans and Revolving Credit Facility. The initial borrowing of $192.5 million at an interest rate of LIBOR plus 205 basis points was used for repayment of the amounts outstanding under those agreements.

Key terms of the 2013 Revolving Facility are as follows:

•	The available amount is $400 million and includes an accordion feature up to $600 million.

•	The initial term is three years and the Company has two one-year extension options.

•	The amounts borrowed will bear interest at a rate of LIBOR plus a range of 150 to 205 basis points depending upon the Company’s leverage.

•	The capitalization rates used to calculate Gross Asset Value are as follows:

•	6.5% for properties with sales per square foot of more than $500

•	7.5% for all other properties

Asset Dispositions

During the first quarter, we sold two malls and one power center for an aggregate of $123.3 million in cash. We used a portion of the proceeds to repay a $50.0 million mortgage loan secured by one of the properties, and the remaining proceeds for debt reduction and general corporate purposes. We recognized gains on sales from these transactions totaling approximately $33.3 million.

Christiana Center remains under agreement of sale. The sale price is approximately $75.0 million.

Asset Acquisitions

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After the close of the quarter, the Company announced the acquisition of 907 Market, a six story property located contiguous to the Company’s The Gallery at Market East property in downtown Philadelphia. The purchase price was approximately $59.6 million.

Retail Operations

The following tables set forth information regarding sales per square foot and occupancy in the Company’s portfolio, including properties owned by partnerships in which the Company owns a 50% interest:

	Rolling Twelve Months Ended:
	March 31, 2013	March 31, 2012
Portfolio Sales per square foot (1)	$381	$376

(1)	Based on sales reported by tenants leasing 10,000 square feet or less of non-anchor space for at least 24 months.

	Occupancy as of:
	March 31, 2013	March 31, 2012
Same Store Malls:
Total including anchors	93.4%	91.7%
Total excluding anchors	89.9%	87.7%
Portfolio Total Occupancy:
Total including anchors	93.5%	91.9%
Total excluding anchors	90.2%	87.9%

2013 Outlook

The Company revised its estimates of net loss per diluted share and FFO per diluted share for 2013, as follows:

Estimates Per Diluted Share	Lower End	Upper End
FFO, as adjusted	$2.00	$2.08
Provision for employee separation expenses	(0.03)	(0.03)
Deferred financing costs and hedging ineffectiveness, net	(0.01)	(0.01)

FFO	$1.96	$2.04
Gains on sales	1.28	1.28
Depreciation and amortization (includes the Company’s proportionate share of unconsolidated properties), net of other adjustments	(2.50)	(2.47)

Net income attributable to PREIT common shareholders	$0.74	$0.85

Conference Call Information

Management has scheduled a conference call for 11:00 a.m. Eastern Daylight Time on Tuesday, April 23, 2013, to review the Company’s first quarter results and future outlook. To listen to the call, please dial (877) 941-1427 (domestic) or (480) 629-9664 (international), at least five minutes before the scheduled start time, and provide conference ID number 4608507. Investors can also access the call in a “listen only” mode via the Internet at the Company website, www.preit.com. Please allow extra time prior to the

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call to visit the site and download the necessary software to listen to the Internet broadcast. Financial and statistical information expected to be discussed on the call will also be available on the Company’s website.

For interested individuals unable to join the conference call, a replay of the call will be available through May 7, 2013 at (877) 870-5176 (domestic) or (858) 384-5517 (international), (Replay reservation code: 4608507). The online archive of the webcast will be available for 14 days following the call.

About Pennsylvania Real Estate Investment Trust

Pennsylvania Real Estate Investment Trust, founded in 1960 and one of the first equity REITs in the U.S., has a primary investment focus on retail shopping malls. Currently, the Company’s portfolio of 46 properties comprises 36 shopping malls, seven community and power centers, and three development properties. The Company’s properties are located in 13 states in the eastern half of the United States, primarily in the Mid-Atlantic region. The operating retail properties have approximately 31.0 million total square feet of space. PREIT, headquartered in Philadelphia, Pennsylvania, is publicly traded on the NYSE under the symbol PEI. The Company’s website can be found at www.preit.com.

Definitions

Funds From Operations (“FFO”)

The National Association of Real Estate Investment Trusts (“NAREIT”) defines Funds From Operations (“FFO”), which is a non-GAAP measure commonly used by REITs, as net income excluding gains and losses on sales of operating properties, extraordinary items (computed in accordance with GAAP) and significant non-recurring events that materially distort the comparative measurement of Company performance over time, plus real estate depreciation and amortization; and after adjustments for unconsolidated partnerships and joint ventures to reflect funds from operations on the same basis. We compute FFO in accordance with standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition, or that interpret the current NAREIT definition differently than we do. NAREIT’s established guidance provides that excluding impairment write downs of depreciable real estate is consistent with the NAREIT definition.

FFO is a commonly used measure of operating performance and profitability among REITs. We use FFO and FFO per diluted share and unit of limited partnership interest in our operating partnership (“OP Unit”) in measuring our performance against our peers and as one of the performance measures for determining incentive compensation amounts earned under certain of our performance based executive compensation programs. FFO does not include gains and losses on sales of operating real estate assets or impairment write downs of depreciable real estate, which are included in the determination of net income in accordance with GAAP. Accordingly, FFO is not a comprehensive measure of our operating cash flows. In addition, since FFO does not include depreciation on real estate assets, FFO may not be a useful performance measure when comparing our operating performance to that of other non-real estate commercial enterprises. We compensate for these limitations by using FFO in conjunction with other GAAP financial performance measures, such as net income and net cash provided by operating activities, and other non-GAAP financial performance measures, such as NOI. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an

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alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that net income is the most directly comparable GAAP measurement to FFO.

We also present Funds From Operations, as adjusted, and Funds From Operations per diluted share and OP Unit, as adjusted, which are non-GAAP measures, for the three months March 31, 2013 and 2012 to show the effect of the provision for employee separation expense, accelerated amortization of deferred financing costs and gain on hedge ineffectiveness, which had a significant effect on our results of operations, but are not, in our opinion, indicative of our operating performance.

We believe that FFO is helpful to management and investors as a measure of operating performance because it excludes various items included in net income that do not relate to or are not indicative of operating performance, such as gains on sales of operating real estate and depreciation and amortization of real estate, among others. We believe that Funds From Operations, as adjusted, is helpful to management and investors as a measure of operating performance because it adjusts FFO to exclude items that management does not believe are indicative of its operating performance, such as provision for employee separation expense, accelerated amortization of deferred financing costs and gain on hedge ineffectiveness.

Net Operating Income (“NOI”)

NOI (a non-GAAP measure) is derived from real estate revenue (determined in accordance with generally accepted accounting principles, or GAAP, including lease termination revenue) minus operating expenses (determined in accordance with GAAP), plus our share of revenue and operating expenses of our partnership investments, and includes real estate revenue and operating expenses from properties included in discontinued operations, if any. It does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity. It is not indicative of funds available for our cash needs, including our ability to make cash distributions. We believe that NOI is helpful to management and investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. We believe that net income is the most directly comparable GAAP measurement to NOI.

NOI excludes other income, general and administrative expenses, provision for employee separation expense, interest expense, depreciation and amortization, gains on sales of interests in real estate, gains on sales of non-operating real estate, gains on sales of discontinued operations, gain on extinguishment of debt, impairment losses, project costs and other expenses.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of

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the Securities Exchange Act of 1934. Forward-looking statements relate to expectations, beliefs, projections, future plans, strategies, anticipated events, trends and other matters that are not historical facts. These forward-looking statements reflect our current views about future events, achievements or results and are subject to risks, uncertainties and changes in circumstances that might cause future events, achievements or results to differ materially from those expressed or implied by the forward-looking statements. In particular, our business might be materially and adversely affected by uncertainties affecting real estate businesses generally as well as the following, among other factors: our substantial debt and our high leverage ratio; constraining leverage, interest and tangible net worth covenants under our 2013 Revolving Facility; potential losses on impairment of certain long-lived assets, such as real estate, or of intangible assets, such as goodwill; potential losses on impairment of assets that we might be required to record in connection with any dispositions of assets; recent changes to our corporate management team and any resulting modifications to our business strategies; our ability to refinance our existing indebtedness when it matures, on favorable terms or at all, due in part to the effects on us of dislocations and liquidity disruptions in the capital and credit markets; our ability to raise capital, including through the issuance of equity or equity-related securities if market conditions are favorable, through joint ventures or other partnerships, through sales of properties or interests in properties, or through other actions; our short—and long-term liquidity position; current economic conditions and their effect on employment, consumer confidence and spending and the corresponding effects on tenant business performance, prospects, solvency and leasing decisions and on our cash flows, and the value and potential impairment of our properties; general economic, financial and political conditions, including credit market conditions, changes in interest rates or unemployment; changes in the retail industry, including consolidation and store closings, particularly among anchor tenants; our ability to maintain and increase property occupancy, sales and rental rates, in light of the relatively high number of leases that have expired or are expiring in the next two years; increases in operating costs that cannot be passed on to tenants; risks relating to development and redevelopment activities; the effects of online shopping and other uses of technology on our retail tenants; concentration of our properties in the Mid-Atlantic region; changes in local market conditions, such as the supply of or demand for retail space, or other competitive factors; potential dilution from any capital raising transactions; possible environmental liabilities; our ability to obtain insurance at a reasonable cost; and existence of complex regulations, including those relating to our status as a REIT, and the adverse consequences if we were to fail to qualify as a REIT. Additional factors that might cause future events, achievements or results to differ materially from those expressed or implied by our forward-looking statements include those discussed in the section of our Annual Report on Form 10-K in the section entitled “Item 1A. Risk Factors.” We do not intend to update or revise any forward-looking statements to reflect new information, future events or otherwise.

**    Quarterly supplemental financial and operating    **

**    information will be available on www.preit.com    **

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

STATEMENTS OF OPERATIONS	Quarter Ended
	March 31, 2013	March 31, 2012
(In thousands, except per share amounts)
REVENUE:
Real estate revenue:
Base rent	$69,610	$66,751
Expense reimbursements	31,106	30,703
Percentage rent	992	896
Lease termination revenue	153	651
Other real estate revenue	3,235	3,054

Real estate revenue	105,096	102,055
Other income	888	762

Total revenue	105,984	102,817

EXPENSES:
Property operating expenses:
CAM and real estate tax	(35,444)	(33,576)
Utilities	(5,119)	(5,237)
Other	(4,295)	(4,359)

Total operating expenses	(44,858)	(43,172)

Depreciation and amortization	(33,982)	(31,971)
Other expenses:
General and administrative expenses	(8,856)	(9,885)
Provision for employee separation expenses	(1,279)	—
Project costs and other expenses	(202)	(358)

Total other expenses	(10,337)	(10,243)

Interest expense, net	(27,337)	(30,719)

Total expenses	(116,514)	(116,105)

Loss before equity in income of partnerships and discontinued operations	(10,530)	(13,288)
Equity in income of partnerships	2,452	1,993
Gains on sales of real estate	—	—

Net loss from continuing operations	(8,078)	(11,295)
Discontinued operations:
Operating results from discontinued operations	631	879
Gains on sales of discontinued operations	33,254	—

Income from discontinued operations	33,885	879
Net income (loss)	25,807	(10,416)
Less: net (income) loss attributed to noncontrolling interest	(1,005)	419

Net income (loss) loss attributable to Pennsylvania Real Estate Investment Trust	24,802	(9,997)
Less: preferred share dividends	(3,962)	—

Net (income) loss attributable to Pennsylvania Real Estate Investment Trust common shareholders	$20,840	$(9,997)

Basic net income (loss) per share - Pennsylvania Real Estate Investment Trust	$0.37	$(0.18)
Diluted net income (loss) per share - Pennsylvania Real Estate Investment Trust (1)	$0.37	$(0.18)

Weighted average number of shares outstanding for diluted EPS	55,738	54,908

(1)

For the three month periods ended March 31, 2013 and 2012, respectively, there are net losses from continuing operations, so the effect of common share equivalents is excluded from the calculation of diluted loss per share for these periods.

OTHER COMPREHENSIVE INCOME (LOSS)	Quarter Ended
	March 31, 2013	March 31, 2012
(In thousands)
Net (income) loss	$25,807	$(10,416)
Unrealized gain on derivatives	2,179	1,451
Other	205	302

Total comprehensive income (loss)	28,191	(8,663)

Less: Comprehensive (income) loss attributable to nonconroling interest	(1,098)	349

Comprehensive income (loss) attributable to Pennsylvania Real Estate Investment Trust	$27,093	$(8,314)

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

	Quarter Ended March 31, 2013				Quarter Ended March 31, 2012
RECONCILIATION OF NOI AND FFO TO NET LOSS	Consolidated	PREIT’s Share unconsolidated partnerships	Discontinued operations	Total	Consolidated	PREIT’s Share unconsolidated partnerships	Discontinued operations	Total
(In thousands, except per share amounts)
Real estate revenue(1)	$105,096	$10,035	$2,746	$117,877	$102,055	$9,610	$6,801	$118,466
Operating expenses	(44,858)	(2,987)	(1,444)	(49,289)	(43,172)	(2,947)	(3,224)	(49,343)

NET OPERATING INCOME	60,238	7,048	1,302	68,588	58,883	6,663	3,577	69,123
General and administrative expenses	(8,856)	—	—	(8,856)	(9,885)	—	—	(9,885)
Provision for employee separation expenses	(1,279)	—		(1,279)	—	—	—	—
Other income	888	—	—	888	762	—	—	762
Project costs and other expenses	(202)	—	—	(202)	(358)	—	—	(358)
Interest expense, net	(27,337)	(2,767)	(671)	(30,775)	(30,719)	(2,819)	(950)	(34,488)
Gains on sales of non-operating real estate	—	—	—	—	—	—	—	—
Depreciation on non real estate assets	(226)	—	—	(226)	(192)	—	—	(192)
Preferred share dividends	(3,962)	—	—	(3,962)	—	—	—	—

FUNDS FROM OPERATIONS	19,264	4,281	631	24,176	18,491	3,844	2,627	24,962
Depreciation on real estate assets	(33,756)	(1,829)	—	(35,585)	(31,779)	(1,851)	(1,748)	(35,378)
Equity in income of partnerships	2,452	(2,452)	—	—	1,993	(1,993)	—	—
Operating results from discontinued operations	631	—	(631)	—	879	—	(879)	—
Gain on sales of discontinued operations	33,254	—	—	33,254	—		—	—
Preferred share dividends	3,962	—	—	3,962	—	—	—	—

Net income (loss)	$25,807	$—	$—	$25,807	$(10,416)	$—	$—	$(10,416)

(1) Total includes the non-cash effect of straight-line rent of $410 and $114 for the quarters ended March 31, 2013 and 2012, respectively.

Weighted average number of shares outstanding				55,738				54,908
Weighted average effect of full conversion of OP Units				2,284				2,328
Effect of common share equivalents				706				646

Total weighted average shares outstanding, including OP Units				58,728				57,882

FUNDS FROM OPERATIONS				$24,176				$24,962
Provision for employee separation expenses				1,279				—
Accelerated amortization of deferred financing costs				914				—
Gain on hedge ineffectiveness				(464)				—

FUNDS FROM OPERATIONS AS ADJUSTED				$25,905				$24,962

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT				$0.41				$0.43

FUNDS FROM OPERATIONS PER DILUTED SHARE AND OP UNIT AS ADJUSTED				$0.44				$0.43

SAME STORE RECONCILIATION	Quarter Ended March 31,
	Same Store		Non-Same Store		Total
	2013	2012	2013	2012	2013	2012
Real estate revenue	$114,647	$111,178	$3,230	$7,288	$117,877	$118,466
Operating expenses	(47,448)	(45,665)	(1,841)	(3,678)	(49,289)	(49,343)

NET OPERATING INCOME (NOI)	$67,199	$65,513	$1,389	$3,610	$68,588	$69,123

Less: Lease termination revenue	153	712	—	—	153	712

NOI - EXCLUDING LEASE TERMINATION REVENUE	$67,046	$64,801	$1,389	$3,610	$68,435	$68,411

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Pennsylvania Real Estate Investment Trust

Selected Financial Data

CONSOLIDATED BALANCE SHEETS	March 31, 2013	December 31, 2012
	(Unaudited)
(In thousands)
ASSETS:
INVESTMENTS IN REAL ESTATE, at cost:
Operating properties	$3,396,134	$3,395,681
Construction in progress	67,314	68,619
Land held for development	12,643	13,240

Total investments in real estate	3,476,091	3,477,540
Accumulated depreciation	(938,810)	(907,928)

Net investments in real estate	2,537,281	2,569,612

INVESTMENTS IN PARTNERSHIPS, at equity:	14,982	14,855
OTHER ASSETS:
Cash and cash equivalents	33,641	33,990
Tenant and other receivables (net of allowance for doubtful accounts of $13,904 and $14,042 at March 31, 2013 and December 31, 2012, respectively)	38,364	38,473
Intangible assets (net of accumulated amortization of $14,417 and $14,940 at March 31, 2013 and December 31, 2012 , respectively)	7,812	8,673
Deferred costs and other assets, net	92,279	97,399
Assets held for sale	30,021	114,622

Total assets	$2,754,380	$2,877,624

LIABILITIES:
Mortgage loans	$1,679,314	$1,718,052
Term loans	97,500	182,000
Revolving facility	60,000	—
Tenants’ deposits and deferred rent	13,637	14,862
Distributions in excess of partnership investments	64,188	64,874
Fair value of derivative liabilities	7,562	9,742
Liabilities on assets held for sale	50,758	102,417
Accrued expenses and other liabilities	54,351	72,448

Total liabilities	2,027,310	2,164,395

EQUITY:	727,070	713,229

Total liabilities and equity	$2,754,380	$2,877,624

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